Exhibit 99.1

WORLD’S THIRD LARGEST QUICK SERVICE RESTAURANT COMPANY LAUNCHED WITH TWO ICONIC

AND INDEPENDENT BRANDS: TIM HORTONS AND BURGER KING

New Global Company Will Have Approximately $23 billion in System Sales and

Over 18,000 Restaurants in 100 Countries

Tim Hortons and Burger King to Operate as Independent Brands While Benefiting From the New

Company’s Global Scale and Reach, and Shared Best Practices

Transaction Enables Tim Hortons and Burger King to Continue Growing their Unique Brands and

Significantly Accelerate International Expansion and Growth

3G Capital to own approximately 51% of new company

Oakville to remain global home of Tim Hortons; Miami to remain global home of Burger King

Investment Community Conference Call at 10:00 am EDT; Media Conference Call at 11:30 am EDT

Oakville, Ontario and Miami, Florida; August 26, 2014 – An agreement was reached today to create the world’s third largest quick service restaurant company. Tim Hortons Inc. (TSX, NYSE: THI) and Burger King Worldwide Inc. (NYSE: BKW) today announced a definitive agreement under which the two companies will create a new global powerhouse in the quick service restaurant sector. With approximately $23 billion in system sales, over 18,000 restaurants in 100 countries and two strong, thriving, independent brands, the new company will have an extensive international footprint and significant growth potential. The new global company will be based in Canada, the largest market of the combined company.

Tim Hortons and Burger King each have strong franchisee networks and iconic brands that are loved by their guests. Following the closing of the transaction, each brand will be managed independently, while benefitting from global scale and reach and sharing of best practices that will come with common ownership by the new company.

Under the terms of the transaction, which has been unanimously approved by the Board of Directors of both companies, Tim Hortons shareholders will receive C$65.50 in cash and 0.8025 common shares of the new company per Tim Hortons share. Based on Burger King’s unaffected closing stock price as of August 22, 2014, this represents total value per Tim Hortons share of C$89.32 and based on Burger King’s closing stock price as of August 25, 2014, this represents total value per Tim Hortons share of C$94.05. As an alternative to the default mixed transaction consideration described above, each Tim Hortons shareholder will have the ability to elect to instead receive, for each Tim Hortons share held, either (i) C$88.50 in cash; or (ii) 3.0879 common shares of the new company, in each case subject to pro ration.

The C$89.32 unaffected offer value represents a premium of 39% based on the volume weighted average price of Tim Hortons stock over the past 30 days ending Friday August 22, 2014, and a 30% premium based on Tim Hortons closing stock price on August 22, 2014. By receiving shares in the new parent company, Tim Hortons shareholders will have the opportunity to participate in the new company’s long-term value creation potential.

Alex Behring, Executive Chairman of Burger King and Managing Partner of 3G Capital, said, “By bringing together our two iconic companies under common ownership, we are creating a global QSR powerhouse. Our combined size, international footprint and industry-leading growth trajectory will deliver superb value and opportunity for both Burger King and Tim Hortons shareholders, our dedicated employees, strong franchisees, and partners. We have great respect for the Tim Hortons team and look forward to working together to realize the full potential of these two extraordinary businesses.”

Marc Caira, President and CEO of Tim Hortons, said, “We are very proud of the great history of our organization and the progress we have achieved in creating value and delivering the ultimate experience for our guests. As an independent brand within the new company, this transaction will enable us to move more quickly and efficiently to bring Tim Hortons iconic Canadian brand to a new global customer base. At the same time, our customers, employees, franchisees and fellow Canadians can all rest assured that Tim Hortons will still be Tim Hortons following this transaction, including our core values, employee and franchisee relationships, community support and fresh coffee.”

“Over the past four years, we have transformed Burger King into one of the fastest-growing and most profitable QSR businesses in the world, through successful international growth, a consistent focus on brand revitalization and strong commitment to our franchisees,” said Daniel Schwartz, CEO of Burger King. “We are excited to build on this progress as we continue to expand Burger King around the world and look forward to working with and learning from Tim Hortons as we together create the world’s leading global restaurant business.”

Management and Governance

At the time of closing, Alex Behring, Executive Chairman of Burger King and Managing Partner at 3G Capital, will lead the new global company as Executive Chairman and Director. Marc Caira, President and CEO of Tim Hortons, will be appointed Vice-Chairman and a Director, focused on overall group strategy and global business development. Daniel Schwartz, CEO of Burger King, will become Group CEO of the new company, with overall day-to-day management and operational accountability. The new company’s board will include the current eight Burger King directors and three directors to be appointed by Tim Hortons, including Mr. Caira.

Mr. Caira and Mr. Schwartz will continue as Tim Hortons and Burger King CEOs, respectively, through the transition period, and additional executives in the new global company structure will be identified from Burger King and Tim Hortons during the transition period and announced at the time of closing. Both Burger King and Tim Hortons will continue to operate after the closing as standalone, independent brands which leverage global shared services and best practices.

The current Tim Hortons headquarters in Oakville, Ontario will continue to be the global home of the Tim Hortons business. Burger King’s current headquarters in Miami, Florida will continue to be the global home of the Burger King business. It is expected that the shares of the new parent company will be listed on the New York Stock Exchange and the Toronto Stock Exchange.

COMMITMENT TO CANADA

As part of its commitment to Canada, the new company will endorse the following principles:

•	Tim Hortons will continue to manage its own operations, headquartered in Oakville, and continue its significant community involvement, including the Tim Horton Children’s Foundation, TimBits Minor Sports Program, Tim Hortons Coffee Partnership and its community, sustainability and charitable programs.

•	This transaction will not change the way Tim Hortons works with its franchisees or its business model. There are no plans to change the rents, royalty structures, customer-facing programs, Franchise Advisory Board or the franchisee-facing operational resources Tim Hortons provides to support its franchisees in building their businesses.

•	Likewise, there will be no changes to restaurant-level employment and the new company will rely heavily on the Tim Hortons talent pool to staff the new organization at all levels of responsibility. As a result, the global company’s management and shared services operations will consist of a meaningful number of Canada-based executives.

Similarly, Burger King will continue to support and preserve its long-standing commitment to local communities and charitable causes in the United States, including the Burger King Scholars Program.

Long-term Ownership and Investing in Brands

3G Capital and its principals have a proven track record of investing in and growing iconic brands. Over the years, it has partnered with other long-term investors in previous transactions to build shareholder value and drive innovation and growth in its companies.

3G Capital will retain all of its investment in Burger King by converting its roughly 70% equity stake in Burger King into equity of the new company. On a pro forma basis, 3G Capital is expected to own approximately 51% of the new company with the balance of the common shares to be held by current public shareholders of Burger King and Tim Hortons.

Financial Highlights

The combination generates substantial value for shareholders of both companies and provides the opportunity for shareholders to participate in the new company’s long-term value creation potential. In addition to meaningful revenue synergies created from accelerated international growth, the transaction is expected to achieve cost savings through leveraging the new company’s global scale and the sharing and implementation of best practices.

Structure and Terms

Upon completion of the transaction, each outstanding common share of Tim Hortons will be converted into the right to receive C$65.50 in cash and 0.8025 of a common share of the new parent company, which is subject to the right of the holders of Tim Hortons common stock to make elections as noted above. Upon completion of the transaction, each outstanding common share of Burger King will be converted into 0.99 of a share of the parent company and 0.01 of a unit of a newly formed Ontario limited partnership controlled by the new parent company, however, holders of shares of Burger King common stock will be given the right to elect to receive only partnership units in lieu of common shares of the new parent company, subject to a limit on the maximum number of partnership units that can be issued.

Shares of the new parent company will be traded on the New York Stock Exchange and the Toronto Stock Exchange and units of the new partnership will be traded on the Toronto Stock Exchange. The partnership units will be convertible on a 1:1 basis into common shares of the new parent company, however, the units may not be exchanged for common shares for the first year following the closing of the transaction. Holders of partnership units will participate in the votes of shareholders of the new parent company on a pro-rata basis as though the units had been converted. 3G Capital has committed to elect to receive only partnership units.

The transaction is expected to be taxable, for U.S. federal income tax purposes, to the shareholders of Burger King, other than with respect to the partnership units received by them in the transaction. The transaction is expected to be taxable to shareholders of Tim Hortons in the U.S and Canada.

Burger King has obtained commitments for $12.5 billion of financing to fund the cash portion of the transaction, including commitments for a $9.5 billion debt financing package led by JP Morgan and Wells Fargo. The obligation of JP Morgan and Wells Fargo to provide this committed debt financing is subject to a number of customary conditions, including execution and delivery of certain definitive documentation. It is expected that the debt financing for the transaction will consist of a $6.75 billion senior secured term loan B facility, a $500 million senior secured revolving credit facility and senior secured second-lien notes in the amount of $2.25 billion.

Berkshire Hathaway has committed $3 billion of preferred equity financing. Berkshire is simply a financing source and will not have any participation in the management and operation of the business.

The transaction is subject to customary closing conditions, including approval of Tim Hortons shareholders and receipt of certain antitrust and regulatory approvals in Canada and the U.S. Since 3G Capital already owns approximately 70% of the shares of Burger King and has committed to vote in favor of the combination, no shareholder vote is required of Burger King shareholders.

Further information regarding the transaction will be included in a joint information circular/statement to be mailed to the shareholders of both Tim Hortons and Burger King. The Arrangement Agreement and Plan of Merger provides that Tim Hortons is subject to customary non-solicitation provisions.

Both companies’ boards of directors have unanimously determined that the proposed combination is in the best interests of their respective companies. Each of RBC Capital Markets and Citi has delivered a fairness opinion to the board of directors of Tim Hortons, and Lazard has delivered a fairness opinion to the board of directors of Burger King.

Advisors

Lazard, J.P. Morgan and Wells Fargo served as financial advisors to Burger King. Kirkland & Ellis LLP, Davies Ward Phillips & Vineberg LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal counsel to Burger King.

Citi and RBC Capital Markets are serving as financial advisors to Tim Hortons. Wachtell, Lipton, Rosen & Katz and Osler, Hoskin & Harcourt LLP are serving as legal counsel to Tim Hortons.

Investor Conference Call Details

Tim Hortons and Burger King will host a joint investment community conference call today at 10:00 a.m. EDT. Callers are advised to dial in 10 minutes prior to the start time. Media is welcome to listen to the call, but questions will be restricted to the investment community. A separate call for media will be held at 11:30 a.m. EDT; please see dial-in details below.

Participant Local and International Dial-in Number(s): 647-427-7450

Participant North American Toll Free Number: 1-888-231-8191

Webcast URL (EN):

http://event.on24.com/r.htm?e=843147&s=1&k=0FAA732A9ECD0CF41B0ABF95A44AB7C8

A replay of the call will be available for one week:

Encore Toll Free Dial-in Number: 1-855-859-2056

Encore Password: 93948299

Media Conference Call Details

Tim Hortons and Burger King will host a joint media conference call today at 11:30 a.m. Callers are advised to dial in 10 minutes prior to the start time.

Participant Local and International Dial-in Number(s): 647-427-7450

Participant North American Toll Free Number: 1-888-231-8191

A replay of the call will be available for one week:

Encore Toll Free Dial-in Number: 1.855.859.2056

Encore Password: 93965390

Tim Hortons Inc. Overview

Tim Hortons is one of the largest publicly-traded restaurant chains in North America based on market capitalization, and the largest in Canada. Operating in the quick service segment of the restaurant industry, Tim Hortons appeals to a broad range of consumer tastes, with a menu that includes premium coffee, hot and cold specialty drinks (including lattes, cappuccinos and espresso shots), specialty teas and fruit smoothies, fresh baked goods, grilled Panini and classic sandwiches, wraps, soups, prepared foods and other food products. As of June 29, 2014, Tim Hortons had 4,546 systemwide restaurants, including 3,630 in Canada, 866 in the United States and 50 in the Gulf Cooperation Council. More information about the Company is available at www.timhortons.com.

About Burger King Worldwide

Founded in 1954, BURGER KING® (NYSE: BKW) is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in approximately 14,000 locations serving more than 11 million guests daily in 98 countries and territories worldwide. Approximately 100 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. To learn more about Burger King Worldwide, please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and include statements regarding (1) expectations regarding whether a transaction will be consummated, including whether conditions to the consummation of the transactions will be satisfied, or the timing for completing the transaction, (2) expectations for the effects of the transaction or the ability of the new company to successfully achieve business objectives, including integrating the companies or the effects of unexpected costs, liabilities or delays, and (3) expectations for other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. These forward-looking statements may be affected by risks and uncertainties in the business of Burger King and Tim Hortons and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in filings made by Burger King and Tim Hortons with the U.S. Securities and Exchange Commission, including Burger King’s annual report on Form 10-K for the year ended December 31, 2013 and Tim Hortons annual report on Form 10-K for the year ended December 29, 2013. Both Burger King and Tim Hortons wish to caution readers that certain important factors may have affected and could in the future affect their actual results and could cause their actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of Burger King or Tim Hortons. Neither Burger King nor Tim Hortons undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transaction, the proposed new parent company resulting from the transaction intends to file with the SEC a registration statement on Form S-4 that will include a joint information statement/circular and other relevant documents to be mailed by Tim Hortons and Burger King to their respective security holders in connection with the proposed transaction of Tim Hortons and Burger King. The joint information statement/circular will also be filed with the Canadian securities regulators. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT INFORMATION STATEMENT/CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Tim Hortons, Burger King and the proposed transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov and at the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. In addition, a copy of the joint information statement/circular (when it becomes available) may be obtained free of charge from Tim Hortons’ internet website for investors www.timhortons-invest.com, or from Burger King’s investor relations website at http://investor.bk.com. Investors and security holders may also read and copy any reports, statements and other information filed by Tim Hortons or Burger King, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation of Votes

Tim Hortons, Burger King, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Tim Hortons’ directors and executive officers is available in its management proxy circular filed by Tim Hortons on the System for Electronic Document Analysis Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at http://www.sedar.com on March 21, 2014 in connection with its 2014 annual meeting of shareholders, and information regarding Burger King’s directors and executive officers is available in its proxy statement filed with the SEC by Burger King on April 2, 2014 in connection with its 2014 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint information statement/circular and other relevant materials to be filed with the SEC and the Canadian securities regulators when they become available.

Tim Hortons Inc.

Media & Investor Contact

Scott Bonikowsky

SVP, Corporate, Public & Government Affairs

(905) 339-6186

bonikowsky_scott@timhortons.com

Burger King Worldwide

Media

Brunswick Group

Steve Lipin / Radina Russell

(212) 333.3810

Miguel Piedra

Mediainquiries@whopper.com

(305) 378-7277

Investors

Sami Siddiqui, Investor Relations

(305) 378-7696; investor@whopper.com